Exhibit 99.1

NEWS…	Contact:	Dirk Montgomery
July 17, 2006		Lisa Hathcoat
FOR IMMEDIATE RELEASE		(813) 282-1225

OSI RESTAURANT PARTNERS, INC.
ANNOUNCES MANAGEMENT CHANGE AT OUTBACK STEAKHOUSE

Tampa, Florida, July 17, 2006 -- OSI Restaurant Partners, Inc. (NYSE:OSI) today announced that Ben Novello has resigned his position as President of its Outback Steakhouse brand.

Paul Avery, OSI’s Chief Operating Officer, will assume the additional role of President of the Outback Steakhouse brand on an interim basis until a new President is named.

Mr. Avery stated, “We thank Ben for his long and valuable service to the Outback Steakhouse brand. We are hopeful Ben will continue to be involved with the company in some capacity and are exploring appropriate opportunities.”

The OSI Restaurant Partners, Inc. restaurant system operates 931 Outback Steakhouses, 209 Carrabba's Italian Grills, 108 Bonefish Grills, 41 Fleming’s Prime Steakhouse and Wine Bars, 22 Roy’s, four Lee Roy Selmon’s and 35 Cheeseburger in Paradise restaurants in 50 states and 21 countries internationally.

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